Exhibit 10.15

APOLLO GOLD INCORPORATED
MONTANA TUNNELS ZINC CONCENTRATE AGREEMENT

                                                    AGREEMENT NO.  ZN 48-2002-08

BETWEEN:

               TECK COMINCO METALS LTD.
               1000 Aldridge Avenue
               Trail, British Columbia
               Canada    V1R 4L8
                  (referred to in this Agreement as "BUYER")

AND:

               APOLLO GOLD INCORPORATED
               P.O. Box 176
               Jefferson City, Montana
               U.S.A.    59638
                  (referred to in this Agreement as "SELLER")


RECITALS:

A. Seller operates the Montana Tunnels Mine in the State of Montana in the United States of America;

B.   Buyer operates a Lead/Zinc Smelter in Trail, British Columbia, Canada.


The parties agree as follows:

TECK COMINCO METALS LTD.  /  APOLLO GOLD INCORPORATED
MONTANA TUNNELS ZINC CONCENTRATE AGREEMENT                       OCTOBER 1, 2002
AGREEMENT NO.  ZN 48-2002-08                                             PAGE 2.
--------------------------------------------------------------------------------

1.   DEFINITIONS:
     -----------

     The following definitions are used in this Agreement, unless the context otherwise requires:

     1.1  "ACCEPTANCE"
               Approved for receipt by the Buyer's Receiving Department.

     1.2  "DATE OF ARRIVAL"
               The date of receipt of the last railcar of a lot at the Buyer's works at Trail, British Columbia, Canada.

     1.3  "DOLLARS"($) "CENTS"( )
               Unless otherwise specified, lawful currency of the United States of America.

     1.4  "FCA"
               Free Carrier as per ICC Incoterms 2000.

     1.5  "METALS WEEK"
               The McGraw-Hill, Inc. publication known as "Platt's Metals Week" published in New York City, U.S.A.

     1.6 "METRIC TON" or "MT" / "WET METRIC TON" OR "WMT" / "DRY METRIC TON" or "DMT"
               Equivalent to 2,204.6 pounds avoirdupois or 1,000 kilograms wet or dry basis as specifically stated.

     1.7  "OUNCE" or "OZ"
               A troy ounce or 31.1035 grams.

     1.8  "INCOTERMS"
               ICC Incoterms 2000 as published in January 2000 as Publication No. 560 by:

               ICC Publishing S.A.
               38, Cours Albert ler
               75008 Paris, France

     1.9  "UNADJUSTED FIRE ASSAY"
               Fire assay unadjusted for slag loss and cupel absorption.

     1.10 "UNIT"
               1% of a metric ton or 22.046 pounds avoirdupois, dry basis.

2.   SUBJECT:
     --------

     2.1 The Seller agrees to sell and the Buyer agrees to buy Zinc Concentrates referred to in Article 4, according to the terms and conditions of this Agreement.

     2.2 The Seller represents and warrants to the Buyer that it has the right to sell and pass title of the Concentrates to be sold to the Buyer.

TECK COMINCO METALS LTD.  /  APOLLO GOLD INCORPORATED
MONTANA TUNNELS ZINC CONCENTRATE AGREEMENT                       OCTOBER 1, 2002
AGREEMENT NO.  ZN 48-2002-08                                             PAGE 3.
--------------------------------------------------------------------------------

3.   DURATION:
     --------

     3.1 This Agreement commences on October 1, 2002 and will remain in effect for an initial term until March 31, 2005. Unless then terminated, this Agreement will continue in effect thereafter for twelve month periods. Absent default, this Agreement may be terminated effective as of the end of the initial term or as of April 1 of any subsequent year by either party giving notice to the other party before March 31 of any year, to take effect April 1 of the following year. The first opportunity to cancel this Agreement will be by either party giving notice prior to March 31, 2004 to take effect April 1, 2005.

4.   MATERIAL AND QUALITY:
     --------------------

     4.1 MONTANA TUNNELS ZINC CONCENTRATE, referred to in this Agreement as Concentrates, produced at Helena, Montana, assaying approximately as follows:

          Zn        50.0 - 53.0 %         S          30.0 - 33.0 %
          Pb          1.0 - 3.0 %         Au     0.15 - 0.3 oz/dmt
          Cd             < 0.12 %         As              < 0.02 %
          Ag    5.0 - 15.0 oz/dmt         F                 0.01 %
          Fe          6.5 - 8.0 %         MgO               0.10 %
          SiO2        1.0 - 2.5 %         CaO                0.1 %
          Cu          0.7 - 1.0 %         H2O                8.0 %

     4.2 The Concentrates will otherwise be free of any impurities deleterious to the smelting and refining process and be suitable for handling with typical concentrate loading and transfer equipment.

     4.3 In the event that the composition of the Concentrates departs materially from the typical composition or physical characteristics, Seller and Buyer will negotiate in good faith with full disclosure to overcome any significant hardship or technical difficulty which either Seller or Buyer may suffer as a result.

5.   QUANTITY:
     --------

     5.1 The quantity of Concentrates for this Agreement will be 100% of mine production, approximately 40,000 to 45,000 dry metric tons per year.

6.   SHIPMENT:
     --------

     6.1 Shipments will be made evenly by month at approximately 10,000 dry metric tons per quarter, unless mutually agreed otherwise.

     6.2 Upon three months notice there will be no deliveries during a one-month smelter shutdown. For shutdowns in excess of one month, except for reasons of force majeure, Buyer will work with Seller to make alternative arrangements for storage and delivery.

     6.3 Railcars will be loaded within railcar load limits. Charges for under-loading or over-loading are to the Seller's account.

TECK COMINCO METALS LTD.  /  APOLLO GOLD INCORPORATED
MONTANA TUNNELS ZINC CONCENTRATE AGREEMENT                       OCTOBER 1, 2002
AGREEMENT NO.  ZN 48-2002-08                                             PAGE 4.
--------------------------------------------------------------------------------

7.   DELIVERY:
     --------

     7.1 The Concentrates will be delivered in bulk, loaded in covered gondola railcars, FCA, Helena, Montana, U.S.A.

8.   SETTLEMENT:
     ----------

     8.1 Settlement will be by lot as per Articles 9, 10, 11, 12, 13, and 15, using the final assays and the applicable price quotations.

9.   PRICE:   (PER DRY METRIC TON)
     -----

     9.1  Basis:

          The price will be the sum of the payables less the deductions and penalties, all fractions pro rata.

     9.2 The following terms are to apply for the period the mine starts back in operation until March 31, 2005. Terms for each twelve month period following the expiration of the initial period ending March 31, 2005 are to be concluded prior to the expiration of the previous terms.

     9.3  Payables:

          Zinc:

          Pay for 85% (minimum deduction 8 units) of the contained zinc at the average of the Metals Week published monthly price for zinc designated as "LME SHG SETTLEMENT" in U.S. dollars per metric ton.

          Silver:

          Based on an Unadjusted Fire Assay, deduct 3.0 troy ounces and pay for 70% of the balance of the contained silver at the Metals Week published monthly price for silver designated as "LONDON SPOT" in U.S. cents per troy ounce.

          Gold:

          Based on an Unadjusted Fire Assay, deduct 1 gram and pay for 80% of the balance of the contained gold at the Metals Week published monthly price for gold designated as "LONDON FINAL" in U.S. dollars per troy ounce.

          No other elements will be paid for.

     9.4  Deductions:

          Treatment Charge:

          For the period from the mine start-up until March 31, 2004 the basic treatment charge is $195.00.

TECK COMINCO METALS LTD.  /  APOLLO GOLD INCORPORATED
MONTANA TUNNELS ZINC CONCENTRATE AGREEMENT                       OCTOBER 1, 2002
AGREEMENT NO.  ZN 48-2002-08                                             PAGE 5.
--------------------------------------------------------------------------------

          For the period April 1, 2004 through March 31, 2005 the basic treatment charge is $200.00.

          Zinc Price:

          The above treatment charges are based on a zinc price of $1,000.00 per metric ton and will be:

          a) Increased by 16 for each $1.00 that the zinc price is greater than $1,000.00
          b) Decreased by 14 for each $1.00 that the zinc price is less than $1,000.00.

     9.5  Penalties:

          Iron:

          For each 1% of contained iron greater than 7.5%, increase the basic treatment charge by $1.50.

          For each 1% of contained iron less than 6.5%, decrease the basic treatment charge by $1.50.

          Silica:

          For each 1% of contained silica greater than 2.5%, increase the basic treatment charge $1.50.

          Moisture:

          For each unit of moisture greater than 8%, increase the basic treatment charge by $1.00.

     9.6 Penalty indication is based upon the elements for which assays are available. In case of other impurities that are deleterious to the Buyer's process, the parties will negotiate corresponding penalties in good faith.

10.  LOTTING & DATING:
     ----------------

     10.1 Each five consecutive railcars received at the Buyer's works will constitute a smelter lot with the exception that a lot may be truncated at month-end, in which case a lot may be less than five railcars.

11.  QUOTATIONAL PERIOD:
     ------------------

     11.1 The quotational period for metal prices used to determine the settlement value of a smelter lot will be those for the second calendar month following the Date of Arrival.

12.  PAYMENT:
     -------

     12.1 Basis:

          Buyer will make payment by lot for the Concentrates received as follows:

TECK COMINCO METALS LTD.  /  APOLLO GOLD INCORPORATED
MONTANA TUNNELS ZINC CONCENTRATE AGREEMENT                       OCTOBER 1, 2002
AGREEMENT NO.  ZN 48-2002-08                                             PAGE 6.
--------------------------------------------------------------------------------

     12.2 First Provisional:

          The first provisional payment will be:

          a)   85% of the estimated value of the lot.
          b) Calculated on the latest available information at the time of payment.
          c) Made 7 calendar days after Date of Arrival or the first business day thereafter.

     12.3 Second Provisional:

          a) In the event that the final settlement information is not available within 60 days of the Date of Arrival, a second provisional payment for the remaining balance up to 100% of the provisional value, will be made at that time by the Buyer.

          (b) Calculated on the latest information available at the time of payment.

     12.4 Final:

          Final settlement invoices will be prepared by the Buyer and payments will be made promptly after final weights, assays, and settlement quotations are known. Any balance due Buyer or Seller, in accordance with final settlement, will be paid promptly.

          Should the balance due not be paid within 30 days of receiving final weights, assays, and settlement quotations, then party owed has the right to apply interest to the due settlement. Interest will commence accruing 3 working days after all final settlement information is available to the party owing.

     12.5 Right to Set Off:

          From any settlement resulting in payment due, either party has the right to deduct any amounts owed to them by the other party.

     12.6 Method of Payment:

          Payments will be made by electronic fund transfer to the Seller's or Buyer's bank account, as advised from time to time.

13.  WEIGHING, SAMPLING, AND MOISTURE DETERMINATION:
     ----------------------------------------------

     13.1 The Concentrates will be weighed, sampled, and moisture will be determined upon arrival of the Concentrate at Buyer's works, in accordance with established practices and in the customary manner as outlined in Appendix A attached. The cost of these operations will be for the Buyer's account. Seller will have the right to be represented at its own expense. The weights and moistures so determined will be final for settlement.

14.  SAMPLING:
     --------

     14.1 The sample of each smelter lot will be divided into four parts as follows:

          -    One for the Seller
          -    One for the Buyer

TECK COMINCO METALS LTD.  /  APOLLO GOLD INCORPORATED
MONTANA TUNNELS ZINC CONCENTRATE AGREEMENT                       OCTOBER 1, 2002
AGREEMENT NO.  ZN 48-2002-08                                             PAGE 7.
--------------------------------------------------------------------------------

          -    One to be set aside for Umpire purposes
          -    One set aside as a reserve.

     14.2 The Seller, Umpire and reserve samples will be sealed with the Buyer's seal. Should the Seller choose to be represented, the Seller may also apply its seal.

     14.3 After sampling, the product may be placed in process by the Buyer.

15.  ASSAYING:
     --------

     15.1 From the samples obtained, Buyer and Seller will determine their own assays and exchange signed assay certificates by crossing mail on a pre-arranged date.

     15.2 The average of the Buyer's and Seller's assays will be final for settlement for zinc, silver and gold, unless any of the following splitting limits are exceeded:

          Zn         0.40 %           Au     0.01 oz/dmt
          Ag     0.3 oz/dmt

     15.3 In the case of iron and silica the Buyer's assays will be used for settlement. The Seller will retain the option to request the exchange of these assays. Should this option be exercised by the Seller then the following splitting limits will apply:

          Fe         0.50 %           SiO2         0.30%

     15.4 In cases where these limits are exceeded, the Umpire sample will be forwarded by the Buyer to the following Umpires who will be instructed to provide assays as per Article 9, Pricing. The following Umpires will be used in rotation by lot:

          A.H. Knight North America Ltd.  Lakefield Research Limited
          P.O. Box 3504                   Postal Bag 4300, 185 Concession Street
          130 Tradd Street                Lakefield, Ontario
          Spartanburg, S.C.               Canada    K0L 2H0
          U.S.A.   29304-3504

     15.5 If the Umpire result falls between the results of Buyer and Seller, or coincides with either, the arithmetic mean of the Umpire assay and the party which is nearer to the Umpire assay will be the settlement assay. Otherwise, the middle of the three assays will be the settlement assay.

     15.6 The cost of the Umpire assay will be for the account of the party whose result is furthest from that of the Umpire, but if the Umpire assay is the exact mean of the two parties' assays, the cost of the Umpire analysis will be borne equally by both parties.

16.  FORCE MAJEURE:
     -------------

     16.1 If either party is prevented from or delayed in the performance of any obligation, other than the obligations to make payment, by reason of any cause beyond its control, including but not restricted to abnormal weather conditions, an act of God, breakdown or destruction of plant or equipment, shortage of or inability to secure normal transportation, labour difficulties or shortage of labour or government acts or regulations, and from which that party cannot

TECK COMINCO METALS LTD.  /  APOLLO GOLD INCORPORATED
MONTANA TUNNELS ZINC CONCENTRATE AGREEMENT                       OCTOBER 1, 2002
AGREEMENT NO.  ZN 48-2002-08                                             PAGE 8.
--------------------------------------------------------------------------------

          reasonably relieve itself, that party will be excused from performance during the continuance of the contingency and will not be liable to the other for damages.

     16.2 It is a condition of obtaining relief under Article 16.1 that the party claiming relief will:

          a) give the other party immediate notice of its inability to perform and of the cause or causes;

          b) provide the other party as soon as reasonably possible with written particulars of inability; and;

          c) use all reasonable efforts to remove the cause of prevention or delay as soon as possible and resume with the least possible delay the performance of its obligations under the Agreement. If Buyer gives notice to Seller pursuant to Article 16.2, then, by reasonable notice to Buyer, Seller may elect to sell the affected tonnage in question to a third party or parties selected by Seller. In such event the quantity affected will be deducted from the amount to be shipped and sold during that year, provided however, that at any time prior to the date of the exercise of that election by Seller, Buyer may notify Seller either:

               i) that the cause of the prevention or delay has been removed and it will accept delivery of the shipment, or
               ii) that although the cause stated above has not been removed, it will take delivery at the normal receiving location and pay the provisional invoices as stipulated in Article 12.2. In this latter event, appropriate adjustments will be made when final prices, weights and assays are known.

     16.3 Subject to the foregoing, if any cause of prevention or delay continues for more than 90 days after notice has been given by the affected party, either party may, by notice to the other party, elect to cancel the amount of Concentrate remaining to be sold and purchased for the remainder of the current Agreement year, provided that any such election will in no way effect the Buyer's obligation to pay for Concentrate already shipped.

     16.4 If any cause or causes referred to in Article 16.1 results in planned production levels at or shipments from the Seller's source of Concentrate or planned production at the Buyer's smelter to be reduced, then the party affected may, if it has complied with the requirements of Article 16.2, elect to reduce by up to a pro rata amount the quantity of Concentrate to be delivered or received under this Agreement, and the rights and obligations of the parties for that year will be modified to the extent of the reduction.

     16.5 Notwithstanding any other provisions of this Agreement, Seller and Buyer will always have the right to curtail or suspend production if economic conditions at the time would otherwise produce a financial loss to either party. If Seller or Buyer exercise this right, it will be treated as if it were a condition of force majeure and the provisions of this Article 16 will apply.

     16.6 Force Majeure will not apply to material in transit, nor material for which conveyance has been reserved or fixed.

TECK COMINCO METALS LTD.  /  APOLLO GOLD INCORPORATED
MONTANA TUNNELS ZINC CONCENTRATE AGREEMENT                       OCTOBER 1, 2002
AGREEMENT NO.  ZN 48-2002-08                                             PAGE 9.
--------------------------------------------------------------------------------

17.  FAIR PRICING:
     ------------

     17.1 If any of the quotations for payable metals cease to exist or cease to be published or should no longer correctly reflect the full market value for one or several of these metals, then Buyer and Seller will promptly consult together with a view to agreeing upon a new pricing basis. The basic objective will be to secure continuity of fair market pricing.

18.  TITLE AND RISK:
     --------------

     18.1 Title and risk will pass from the Seller to the Buyer upon loading of the Concentrate on conveyance at Helena, Montana, U.S.A.

19.  NOTICES:
     -------

     19.1 All notices, advices, submissions, designations, consents, as well as all documents, invoices, etc., for the purpose of administration which are required to be made by either party to the other party under this Agreement will be in the English language, and will be deemed to be properly served if given in writing by letter, fax or e-mail to the following addresses:

          Seller:   Apollo Gold Incorporated
                    P.O. Box 176
                    Jefferson City, Montana
                    U.S.A.    59638
                    Fax:  406-933-8373
                    E-Mail:    mglid2002@aol.com

          Buyer:    Teck Cominco Metals Ltd.
                    Attention:   Raw Materials Manager
                    1000 Aldridge Avenue
                    Trail, British Columbia,  Canada  V1R 4L8
                    Tel:   250-364-4333         Fax:  250-364-4371
                    E-Mail:  russ.babcock@teckcominco.com

20.  SUCCESSORS AND ASSIGNS:
     ----------------------

     20.1 This Agreement and all its provisions will be binding and enure to the benefit of the successors and assignees of the respective parties. Neither party will assign this Agreement without the written consent of the other party, such consent not to be unreasonably withheld.

21.  JURISDICTION:
     ------------

     21.1 This Agreement will be construed in accordance with, and the rights of the parties will be governed by the laws of the Province of British Columbia, Canada.

TECK COMINCO METALS LTD.  /  APOLLO GOLD INCORPORATED
MONTANA TUNNELS ZINC CONCENTRATE AGREEMENT                       OCTOBER 1, 2002
AGREEMENT NO.  ZN 48-2002-08                                            PAGE 10.
--------------------------------------------------------------------------------

22.  ARBITRATION:
     -----------

     22.1 Any controversy or claim arising out of or relating to this Agreement, or any alleged breach, will be settled by arbitration in the Province of British Columbia under the provisions of the Commercial Arbitration Act, and judgement upon the award rendered may be entered in a Court of the Province of British Columbia having jurisdiction.

23.  PRIOR AGREEMENTS:
     ----------------

     23.1 This Agreement will constitute the entire Agreement between the parties and supersedes all prior Agreements and understandings, whether oral or written, in relation to the subject matter and no modification, amendment or variation will be effective or binding on the parties unless agreed to in writing by them.





The parties, intending to be legally bound, have signed this Agreement which is in effect on OCTOBER 1, 2002.




                                                        TECK COMINCO METALS LTD.

                                             /s/ A.R. (Russ) Babcock
                                             -----------------------------------
                                                             A.R. (Russ) Babcock

                                             /s/ J.A. (James) Vice
                                             -----------------------------------
                                                               J.A. (James) Vice




                                                        APOLLO GOLD INCORPORATED

                                             /s/ M.L. (Michael) Lee
                                             -----------------------------------
                                                              M.L. (Michael) Lee

                                             /s/ R.L. (Llee) Chapman
                                             -----------------------------------
                                                             R.L. (Llee) Chapman

TECK COMINCO METALS LTD.  /  APOLLO GOLD INCORPORATED
MONTANA TUNNELS ZINC CONCENTRATE AGREEMENT                       OCTOBER 1, 2002
AGREEMENT NO.  ZN 48-2002-08                                            PAGE 11.
--------------------------------------------------------------------------------



                                   APPENDIX A
                                   ----------

                  MONTANA TUNNELS SAMPLE PREPARATION PROCEDURE
                  --------------------------------------------
                      ZINC CONCENTRATE METAL VALUE SAMPLES
                      ------------------------------------


BUYER SAMPLING AND LOTTING
--------------------------

Samples are removed from each of Montana Tunnels railcars by Buyer's Standard Operating Procedures to obtain representative material for moisture determination and assay sample preparation. A bulk sample is collected from each railcar and held until five consecutive railcars have been received and sampled at the Buyer's works to constitute a smelter lot, with the exception that a lot may be truncated at month-end in which case a lot may be less than five railcars. A single lot composite sample portion is prepared from the railcar bulk samples using the weights of the concentrate from each railcar and the sample moisture content from each railcar to prepare a representative lot sample on a dry weight basis applying Buyer's Standard Operating Procedures. The resulting composite sample for the lot is blended and split using Buyer's Standard Operating Procedures to provide appropriate amounts of concentrate for assay sample preparation and reserve samples.

ASSAY SAMPLE PREPARATION
------------------------

Metal value control samples for Montana Tunnels Zinc Concentrates will be prepared by the Buyer in a manner that will provide a representative increment of the whole material in which the metallic particle fractions of the sample have not been altered by the sample preparation process. Control sample portions are prepared from each of Montana Tunnels' lot composite samples using Buyer's Standard Operating procedures for sample increment division and material blending methods with the following exceptions.

1.   Physical separation of oversize metallic fractions with screens or other
     ------------------------------------------------------------------------
     coarse particle concentrating methods is not permitted in the sample
     --------------------------------------------------------------------
     preparation process.
     -------------------

2.   Comminution of Montana Tunnels' Zinc Concentrates by mechanized grinding or
     ---------------------------------------------------------------------------
     by hand grinding of either a portion of the whole amount of the sample is
     -------------------------------------------------------------------------
     not permitted.
     -------------

Screens of larger mesh size (>400 micron) can be used only to break up sample lumps and blend samples by passing the entire sample material through the mesh. Final blending and increment division of a sample into necessary pulp sacks for assay and reserve samples is accomplished using Buyer's Standard Operating Procedures.